                              SPDR(R) Series Trust
                               One Lincoln Street
                                Boston, MA 02111

State Street Bank and Trust Company
One Lincoln Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

     Reference is made to the Transfer Agent and Registrar Agreement between us dated as of September 22, 2000 (the "Agreement").

     Pursuant to Section 10 of the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of SPDR(R) Series Trust:

          SPDR(R) Lehman International Treasury Bond ETF (the "New Fund").

     We request that you act as Transfer Agent under the Agreement with respect to the New Funds.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Very truly yours,

                                        SPDR(R) Series Trust


                                        By:
                                            ------------------------------------
                                            James E. Ross, President


                                        Accepted:

                                        State Street Bank and Trust Company


                                        By:
                                            ------------------------------------
                                            Joseph L. Hooley, Vice Chairman

As of September 18, 2007